Exhibit 8.2

[Letterhead of Wachtell, Lipton, Rosen & Katz]

[●], 2018

NuStar GP Holdings, LLC

19003 IH-10 West

San Antonio, Texas 78257

Ladies and Gentlemen:

We have acted as special counsel to NuStar GP Holdings, LLC, a Delaware limited liability company (“NSH”) in connection with the proposed merger (the “Merger”) of Marshall Merger Sub LLC (“Merger Sub”), a Delaware limited liability company and a wholly owned subsidiary of NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), with and into NSH, with NSH as the surviving entity, as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 7, 2018, by and among the Partnership, Riverwalk Logistics, L.P, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner, Merger Sub, NSH and Riverwalk Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of NSH. In connection with the effectiveness of the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) including the joint proxy statement/prospectus forming a part thereof, relating to the Merger and initially filed with the Securities and Exchange Commission on March 15, 2018, you have requested our opinion as to certain U.S. federal income tax matters relating to NSH and its unitholders.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Merger and related transactions will be consummated pursuant to and in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iii) all such statements qualified by knowledge, intention, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) the parties to the Merger Agreement have complied with, and if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement, (v) NSH, the Partnership, and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, (vi) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity and (vii) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Merger is consummated in a manner that is different from the manner described in the Merger Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and described in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to U.S. Holders,” insofar as it summarizes certain U.S. federal income tax consequences of the Merger to NSH unitholders, constitutes our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger and related transactions, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform NSH of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,